Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated November 8, 2004 relating to the consolidated financial statements of Macquarie District Energy Holdings, LLC (successor to Thermal Chicago Corporation), which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Chicago, Illinois
November 15, 2004

/s/ PricewaterhouseCoopers LLP